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                                                            EXHIBIT 15


                         ACCOUNTANTS' AWARENESS LETTER

         We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Goody's Family Clothing, Inc. and subsidiaries for the periods ended May 2, 1998 and May 3, 1997, as indicated in our report dated May 19, 1998; because we did not perform an audit, we expressed no opinion on that information.

         We are aware that our report referred to above, which was included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998, is incorporated by reference in this Registration Statement (including a "Reoffer Prospectus") on Form S-8.

         We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Atlanta, Georgia
May 19, 1998